OMNICOM REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

2024 Fourth Quarter:
•Revenue of $4.3 billion, with organic growth of 5.2%
•Net income of $448.0 million
•Diluted earnings per share of $2.26; $2.41 Non-GAAP adjusted
•Operating income of $685.3 million; Non-GAAP Adj. EBITA of $722.2 million with 16.7% margin

2024 Full Year:
•Revenue of $15.7 billion, with organic growth of 5.2%
•Net income of $1,480.6 million
•Diluted earnings per share of $7.46; $8.06 Non-GAAP adjusted
•Operating income of $2,274.6 million; Non-GAAP Adj. EBITA of $2,434.5 million with 15.5% margin

NEW YORK, February 4, 2025 - Omnicom (NYSE: OMC) today announced results for the quarter and full year ended December 31, 2024.

"With 5.2% organic revenue growth for both the fourth quarter and full year, and even higher growth in adjusted EBITA and adjusted EPS, our strong operational execution gives us confidence for continued strength in 2025,” said John Wren, Chairman and Chief Executive Officer of Omnicom. “From this position of strength, we are incredibly well prepared for and excited about the complementary combination of businesses and cultures with our proposed acquisition of Interpublic. Together, clients and employees will benefit from expanded products to deliver superior creativity, innovation and effectiveness. We will also bring together unparalleled data assets to market, fueling leading creative, produced at scale, and activated by the world’s top-ranked media practice to drive measurable sales. We see significant upside potential through expected revenue and cost synergies that can drive growth beyond what Omnicom was delivering alone.”
Fourth Quarter 2024 Results

$ in millions, except per share amounts	Three Months Ended December 31,
	2024	2023
Revenue	$4,322.2	$4,060.9
Operating Income	685.3	646.7
Operating Income Margin	15.9%	15.9%
Net Income[1]	448.0	425.7
Net Income per Share - Diluted[1]	$2.26	$2.13
Non-GAAP Measures:[1]
EBITA	707.6	663.3
EBITA Margin	16.4%	16.3%
Adjusted EBITA	722.2	677.8
Adjusted EBITA Margin	16.7%	16.7%
Non-GAAP Adjusted Net Income per Share - Diluted	$2.41	$2.26

1) See notes on page 14.

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Revenue
Revenue in the fourth quarter of 2024 increased $261.3 million, or 6.4%, to $4,322.2 million. Worldwide revenue growth in the fourth quarter of 2024 compared to the fourth quarter of 2023 was led by an increase in organic revenue of $212.2 million, or 5.2%. Acquisition revenue, net of disposition revenue, increased revenue by $73.3 million, or 1.8%. The impact of foreign currency translation reduced revenue by 0.6%.

Organic growth by discipline in the fourth quarter of 2024 compared to the fourth quarter of 2023 was as follows: 7.1% for Media & Advertising, 9.1% for Precision Marketing, 10.3% for Public Relations, 1.8% for Execution & Support, and 4.9% for Experiential, partially offset by declines of 4.3% for Healthcare, and 11.6% for Branding & Retail Commerce.

Organic growth by region in the fourth quarter of 2024 compared to the fourth quarter of 2023 was as follows: 9.9% for the United States, 1.8% for Asia Pacific, 1.2% for the United Kingdom, 16.1% for Latin America, 0.1% for Other North America, and 1.7% for the Middle East & Africa, partially offset by a decline of 2.1% for Euro Markets & Other Europe.

Expenses
Operating expenses increased $222.7 million, or 6.5%, to $3,636.9 million in the fourth quarter of 2024 compared to the fourth quarter of 2023. Included in operating expenses in the fourth quarter of 2024 are $14.6 million of acquisition transaction costs related to the proposed acquisition of The Interpublic Group of Companies, Inc. ("IPG"). Included in operating expenses in the fourth quarter of 2023 are $14.5 million of acquisition transaction costs primarily related to the acquisition of Flywheel Digital.

Salary and service costs increased $189.8 million, or 6.4%, to $3,143.8 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs and freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs increased $4.2 million, or 0.2%, to $1,910.3 million. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs that are required to be included in revenue primarily consist of client-related travel and incidental out-of-pocket costs, which are billed back to the client directly at our cost. Third-party service costs increased $170.8 million, or 19.3%, to $1,054.8 million, primarily as a result of organic growth in our Media & Advertising, Experiential, Public Relations and Execution & Support disciplines. Third-party incidental costs increased $14.8 million, or 9.0%, to $178.7 million.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $29.6 million, or 10.2%, to $320.5 million. The increase is primarily related to our acquisition activity during the year.

SG&A expenses decreased $3.3 million, or 2.9%, to $112.3 million. Included in SG&A expenses in the fourth quarter of 2024 are $14.6 million of acquisition transaction costs related to the proposed acquisition of IPG. Included in SG&A expenses in the fourth quarter of 2023 are $14.5 million of acquisition transaction costs primarily related to the acquisition of Flywheel Digital.

Operating Income
Operating income increased $38.6 million, or 6.0%, to $685.3 million in the fourth quarter of 2024 compared to the fourth quarter of 2023, and the related margin was unchanged at 15.9%.

Interest Expense, net
Net interest expense in the fourth quarter of 2024 increased $11.3 million to $38.1 million compared to the fourth quarter of 2023. Interest expense increased $12.4 million to $65.0 million, primarily due to higher outstanding debt, and interest income increased primarily due to higher average cash balances. In August

2024, we issued $600 million aggregate principal amount of 5.30% Senior Notes due 2034. Net proceeds from the offering, along with available cash, were used to fund the $750 million repayment of our 3.65% Senior Notes due November 1, 2024.

Income Taxes
Our effective tax rate for the fourth quarter of 2024 was 26.4% compared to 26.5% for the fourth quarter of 2023.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the fourth quarter of 2024 increased $22.3 million, or 5.2%, to $448.0 million compared to the fourth quarter of 2023. Diluted shares outstanding for the fourth quarter of 2024 decreased 0.6% to 198.4 million from 199.5 million as a result of net share repurchases. Diluted net income per share of $2.26 increased $0.13, or 6.1%, from $2.13. Non-GAAP Adjusted Net Income per Share - Diluted for the fourth quarter of 2024 increased $0.15, or 6.6%, to $2.41 from $2.26. Non-GAAP Adjusted Net Income per Share - Diluted for the fourth quarter of 2024 excluded $29.6 million of after-tax amortization of acquired intangible assets and internally developed strategic platform assets and acquisition transaction costs, and the fourth quarter of 2023 excluded $25.2 million of after-tax amortization of acquired intangible assets and internally developed strategic platform assets and acquisition transaction costs. We present Non-GAAP Adjusted Net Income per Share - Diluted to allow for comparability with the prior year period.

EBITA
EBITA increased $44.3 million, or 6.7%, to $707.6 million in the fourth quarter of 2024 compared to the fourth quarter of 2023, and the related margin increased to 16.4% from 16.3%. Adjusted EBITA increased $44.4 million, or 6.6%, to $722.2 million in the fourth quarter of 2024 compared to the fourth quarter of 2023, and the related margin was unchanged at 16.7%. EBITA and Adjusted EBITA excluded amortization of acquired intangible assets and internally developed strategic platform assets of $22.3 million and $16.6 million in the fourth quarters of 2024 and 2023, respectively. Adjusted EBITA also excluded acquisition transaction costs of $14.6 million and $14.5 million in the fourth quarters of 2024 and 2023, respectively.

Full Year 2024 Results

$ in millions, except per share amounts	Twelve Months Ended December 31,
	2024	2023
Revenue	$15,689.1	$14,692.2
Operating Income	2,274.6	2,104.7
Operating Income Margin	14.5%	14.3%
Net Income[1]	1,480.6	1,391.4
Net Income per Share - Diluted[1]	$7.46	$6.91
Non-GAAP Measures:[1]
EBITA	2,362.1	2,166.5
EBITA Margin	15.1%	14.7%
Adjusted EBITA	2,434.5	2,293.7
Adjusted EBITA Margin	15.5%	15.6%
Non-GAAP Adjusted Net Income per Share - Diluted	$8.06	$7.64

1) See notes on page 14.

Revenue
Revenue in 2024 increased $996.9 million, or 6.8%, to $15,689.1 million. Worldwide revenue growth in 2024 compared to 2023 was led by an increase in organic revenue of $768.7 million, or 5.2%. Acquisition revenue, net of disposition revenue, increased revenue by $293.7 million, or 2.0%. The impact of foreign currency translation reduced revenue by 0.4%.

Organic growth by discipline in 2024 compared to 2023 was as follows: 7.8% for Media & Advertising, 3.8% for Precision Marketing, 3.7% for Public Relations, and 15.4% for Experiential, partially offset by declines of 0.4% for Healthcare, 0.5% for Execution & Support, and 6.2% for Branding & Retail Commerce.

Organic growth by region in 2024 compared to 2023 was as follows: 6.8% for the United States, 2.8% for Euro Markets & Other Europe, 3.8% for Asia Pacific, 2.7% for the United Kingdom, 17.2% for Latin America, and 5.2% for the Middle East & Africa, partially offset by a decline of 1.5% for Other North America.

Expenses
Operating expenses increased $827.0 million, or 6.6%, to $13,414.5 million in 2024 compared to 2023.
Included in operating expenses for 2024 are $57.8 million of repositioning costs, primarily reflecting severance actions related to ongoing efficiency initiatives including strategic agency consolidation in our smaller international markets and the start of our centralized production strategy. Included in operating expenses for 2023 is the net impact of the $78.8 million gain on disposition of certain of our research businesses in our Execution & Support discipline and $191.5 million of repositioning costs related to real estate and other exit charges and severance costs. Included in operating expenses in 2024 are $14.6 million of acquisition transaction costs related to the proposed acquisition of IPG. Included in operating expenses in 2023 are $14.5 million of acquisition transaction costs, primarily related to the acquisition of Flywheel Digital.

Salary and service costs increased $731.3 million, or 6.8%, to $11,432.5 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs, freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs increased $228.6 million, or 3.2%, to $7,441.4 million, primarily due to our acquisition of Flywheel Digital. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs that are required to be included in revenue primarily consist of client-related travel and incidental out-of-pocket costs, which are billed back to the client directly at our cost. Third-party service costs increased $430.7 million, or 14.8%, to $3,348.6 million, primarily as a result of organic growth in our Media & Advertising and Experiential disciplines. Third-party incidental costs increased $72.0 million, or 12.6%, to $642.5 million.

Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $105.6 million, or 9.0%, to $1,274.4 million. The increase is primarily related to our acquisition activity during the year. Increased office and other related costs were partially offset by lower rent expense.

SG&A expenses increased $14.4 million, or 3.7%, to $408.1 million, primarily due to professional fees related to strategic initiatives.

Operating Income
Operating income increased $169.9 million, or 8.1%, to $2,274.6 million in 2024 compared to 2023, and the related margin increased to 14.5% from 14.3%.

Interest Expense, net
Net interest expense in 2024 increased $35.2 million to $147.0 million compared to 2023. Interest expense increased $29.4 million to $247.9 million, primarily due to higher outstanding debt at higher rates, and interest income decreased primarily due to lower cash balances. In August 2024, we issued $600 million aggregate principal amount of 5.30% Senior Notes due 2034. Net proceeds from the offering, along with available cash, funded the $750 million repayment of our 3.65% Senior Notes due November 1, 2024.

Income Taxes
Our effective tax rate in 2024 was unchanged year-over-year at 26.3%.

Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for 2024 increased $89.2 million, or 6.4%, to $1,480.6 million compared to 2023. Diluted shares outstanding for 2024 decreased 1.4% to 198.6 million from 201.4 million as a result of net share repurchases. Diluted net income per share of $7.46 increased $0.55, or 8.0%, from $6.91. Non-GAAP Adjusted Net Income per Share - Diluted for 2024 increased $0.42, or 5.5%, to $8.06 from $7.64. Non-GAAP Adjusted Net Income per Share - Diluted in 2024 excluded $120.7 million of after-tax amortization of acquired intangible assets and internally developed strategic platform assets, repositioning costs and acquisition transaction costs, and in 2023 excluded $204.2 million of after-tax amortization of acquired intangible assets and internally developed strategic platform assets, repositioning costs, and acquisition transaction costs, partially offset by the $55.9 million after-tax gain on the disposition of certain of our research businesses. We present Non-GAAP Adjusted Net Income per Share - Diluted to allow for comparability with the prior year period.

EBITA
EBITA increased $195.6 million, or 9.0%, to $2,362.1 million in 2024 compared to 2023, and the related margin increased to 15.1% from 14.7%. Adjusted EBITA increased $140.8 million, or 6.1%, to $2,434.5 million in 2024 compared to 2023, and the related margin decreased to 15.5% from 15.6%. EBITA and Adjusted EBITA excluded amortization of acquired intangible assets and internally developed strategic platform assets of $87.5 million and $61.8 million in 2024 and 2023, respectively. Adjusted EBITA for 2024 also excluded acquisition transaction costs of $14.6 million and $57.8 million of repositioning costs. Adjusted EBITA for 2023 also excluded acquisition transaction costs of $14.5 million, $78.8 million related to the gain on sale of subsidiary and $191.5 million of repositioning costs related to real estate and other exit charges and severance costs.

Risks and Uncertainties
Global economic disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets and labor and supply chain challenges could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We monitor economic conditions closely, as well as client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions, reductions in client revenue, changes in client creditworthiness and other developments.
Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.
Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.
Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through such date. The acquisition revenue and disposition revenue amounts are netted in the description above.
Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.
Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, February 4, 2025, starting at 4:30 p.m. Eastern Time. A live webcast of the call, along with the related slide presentation, will be available at Omnicom’s investor relations website, investor.omnicomgroup.com, and a webcast replay will be made available after the call concludes.

Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (omnicomgroup.com/corporate-responsibility) for highlights of our progress across the areas on which we focus: Empower People, Protect Our Planet, Lead Responsibly.
About Omnicom
Omnicom (NYSE: OMC) is a leading provider of data-inspired, creative marketing and sales solutions. Omnicom’s iconic agency brands are home to the industry’s most innovative communications specialists who are focused on driving intelligent business outcomes for their clients. The company offers a wide range of services in advertising, strategic media planning and buying, precision marketing, retail and digital commerce, branding, experiential, public relations, healthcare marketing and other specialty marketing services to over 5,000 clients in more than 70 countries. For more information, visit www.omnicomgroup.com.
Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com
Non-GAAP Financial Measures
We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allows for comparability between reporting periods. We define EBITA as earnings before interest, taxes, and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per share – Omnicom Group Inc. - Diluted as additional operating performance measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements
Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial position, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: the risks relating to the pending Merger with IPG, including: that the Merger may not be completed in a timely manner or at all; delays, unanticipated costs or restrictions resulting from regulatory review of the Merger; uncertainties associated with the Merger may cause a loss of both companies’ management personnel and other key employees, and cause disruptions to both companies’ business relationships; the Merger Agreement subjects the Company and IPG to restrictions on business activities prior to the effective time of the Merger; the Company and IPG are expected to incur significant costs in connection with the Merger and integration; litigation risks relating to the Merger; the business and operations of both companies may not be integrated successfully in the expected time frame; the Merger may result in a loss of both companies’ clients, service providers, vendors, joint venture participants and other business counterparties; and the combined company may fail to realize all of the anticipated benefits of the Merger or fail to effectively manage its expanded operations; adverse economic conditions, including those caused by geopolitical events, international hostilities, acts of terrorism, public health crises, high and sustained inflation in countries that comprise our major markets, high interest rates, and labor and supply chain issues affecting the distribution of our clients’ products; international, national, or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments, and a deterioration or disruption in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing, and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes related to competitive factors in the advertising, marketing, and corporate communications industries; unanticipated changes to, or the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems and risks related to cybersecurity incidents; effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its acquisitions, critical accounting estimates and legal proceedings; the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions, and an evolving regulatory environment in high-growth markets and developing countries; and risks related to our environmental, social, and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION WITH IPG AND WHERE TO FIND IT
In connection with the proposed transaction, Omnicom and IPG have filed a joint proxy statement with the SEC on January 17, 2025 and Omnicom has filed with the SEC a registration statement on Form S-4 on January 17, 2025 (File No. 333-284358) (“Form S-4”) that includes the joint proxy statement of Omnicom and IPG and that also constitutes a prospectus of Omnicom. Each of Omnicom and IPG may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Omnicom or IPG may file with the SEC. The definitive joint proxy statement/prospectus have been mailed to stockholders of Omnicom and IPG. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN AND MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OMNICOM, IPG AND THE PROPOSED TRANSACTION.

Investors and security holders are able to obtain free copies of the registration statement and joint proxy statement/prospectus and other documents containing important information about Omnicom, IPG and the proposed transaction, through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus and other documents (if and when available) filed with the SEC by Omnicom may be obtained free of charge on Omnicom’s website at https://investor.omnicomgroup.com/financials/sec-filings/default.aspx or, alternatively, by directing a request by mail to Omnicom’s Corporate Secretary at Omnicom Group Inc., 280 Park Avenue, New York, New York 10017. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by IPG may be obtained free of charge on IPG’s website at https://investors.interpublic.com/sec-filings/financial-reports or, alternatively, by directing a request by mail to IPG’s Corporate Secretary at The Interpublic Group of Companies, Inc., 909 Third Avenue, New York, NY 10022, Attention: SVP & Secretary.

PARTICIPANTS IN THE SOLICITATION
Omnicom, IPG and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Omnicom, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Omnicom’s Annual Report on Form 10-K, including under the heading “Information About Our Executive Officers,” and proxy statement for Omnicom’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024, including under the headings “Executive Compensation,” “Omnicom Board of Directors,” “Directors’ Compensation for Fiscal Year 2023” and “Stock Ownership Information.” To the extent holdings of Omnicom common stock by the directors and executive officers of Omnicom have changed from the amounts reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), subsequently filed by Omnicom’s directors and executive officers with the SEC. Information about the directors and executive officers of IPG, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in IPG’s Annual Report on Form 10-K, including under the heading “Executive Officers of the Registrant,” and proxy statement for IPG’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2024, including under the headings “Board Composition,” “Non-Management Director Compensation,” “Executive Compensation” and “Outstanding Shares and Ownership of Common Stock.” To the extent holdings of IPG common stock by the directors and executive officers of IPG have changed from the amounts reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, subsequently filed by IPG’s directors and executive officers with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement and joint proxy statement/prospectus and other relevant materials filed or to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Omnicom or IPG using the sources indicated above.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended December 31,		Full Year
	2024	2023	2024	2023
Revenue	$4,322.2	$4,060.9	$15,689.1	$14,692.2
Operating Expenses:
Salary and service costs	3,143.8	2,954.0	11,432.5	10,701.2
Occupancy and other costs	320.5	290.9	1,274.4	1,168.8
Real estate and other repositioning costs[1]	—	—	57.8	191.5
Gain on disposition of subsidiary[1]	—	—	—	(78.8)
Cost of services	3,464.3	3,244.9	12,764.7	11,982.7
Selling, general and administrative expenses	112.3	115.6	408.1	393.7
Depreciation and amortization	60.3	53.7	241.7	211.1
Total operating expenses[1]	3,636.9	3,414.2	13,414.5	12,587.5
Operating Income	685.3	646.7	2,274.6	2,104.7
Interest Expense	65.0	52.6	247.9	218.5
Interest Income	26.9	25.8	100.9	106.7
Income Before Income Taxes and Income From Equity Method Investments	647.2	619.9	2,127.6	1,992.9
Income Tax Expense[1]	170.6	164.2	560.5	524.9
Income From Equity Method Investments	2.3	2.1	6.9	5.2
Net Income[1]	478.9	457.8	1,574.0	1,473.2
Net Income Attributed To Noncontrolling Interests	30.9	32.1	93.4	81.8
Net Income - Omnicom Group Inc.[1]	$448.0	$425.7	$1,480.6	$1,391.4
Net Income Per Share - Omnicom Group Inc.:
Basic	$2.28	$2.15	$7.54	$6.98
Diluted[1]	$2.26	$2.13	$7.46	$6.91

Dividends Declared Per Common Share	$0.70	$0.70	$2.80	$2.80

Operating income margin	15.9%	15.9%	14.5%	14.3%

Non-GAAP Measures:[4]
EBITA[2]	$707.6	$663.3	$2,362.1	$2,166.5
EBITA Margin[2]	16.4%	16.3%	15.1%	14.7%
EBITA - Adjusted[1,2]	$722.2	$677.8	$2,434.5	$2,293.7
EBITA Margin - Adjusted[1,2]	16.7%	16.7%	15.5%	15.6%
Non-GAAP Adjusted Net Income Per Share - Omnicom Group Inc. - Diluted[1,3]	$2.41	$2.26	$8.06	$7.64

1)    See Notes 3-5 on page 14.
2)     See Note 6 on page 14 for the definition of EBITA.
3)     Beginning with the first quarter of 2024, Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
4) See Non-GAAP reconciliations starting on page 12.

OMNICOM GROUP INC. AND SUBSIDIARIES
DETAIL OF OPERATING EXPENSES
(Unaudited)
(In millions)

	Three Months Ended December 31,		Full Year
	2024	2023	2024	2023
Revenue	$4,322.2	$4,060.9	$15,689.1	$14,692.2
Operating Expenses:
Salary and service costs:
Salary and related costs	1,910.3	1,906.1	7,441.4	7,212.8
Third-party service costs[1]	1,054.8	884.0	3,348.6	2,917.9
Third-party incidental costs[2]	178.7	163.9	642.5	570.5
Total salary and service costs	3,143.8	2,954.0	11,432.5	10,701.2
Occupancy and other costs	320.5	290.9	1,274.4	1,168.8
Real estate and other repositioning costs[3]	—	—	57.8	191.5
Gain on disposition of subsidiary[3]	—	—	—	(78.8)
Cost of services	3,464.3	3,244.9	12,764.7	11,982.7
Selling, general and administrative expenses	112.3	115.6	408.1	393.7
Depreciation and amortization	60.3	53.7	241.7	211.1
Total operating expenses	3,636.9	3,414.2	13,414.5	12,587.5
Operating Income	$685.3	$646.7	$2,274.6	$2,104.7

1)     Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients.
2)     Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue.
3)     See Notes 3-5 on page 14.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended December 31,		Full Year
	2024	2023	2024	2023
Net Income - Omnicom Group Inc.	$448.0	$425.7	$1,480.6	$1,391.4
Net Income Attributed To Noncontrolling Interests	30.9	32.1	93.4	81.8
Net Income	478.9	457.8	1,574.0	1,473.2
Income From Equity Method Investments	2.3	2.1	6.9	5.2
Income Tax Expense	170.6	164.2	560.5	524.9
Income Before Income Taxes and Income From Equity Method Investments	647.2	619.9	2,127.6	1,992.9
Interest Expense	65.0	52.6	247.9	218.5
Interest Income	26.9	25.8	100.9	106.7
Operating Income	685.3	646.7	2,274.6	2,104.7
Add back: amortization of acquired intangible assets and internally developed strategic platform assets[1]	22.3	16.6	87.5	61.8
Earnings before interest, taxes and amortization of intangible assets (“EBITA”)[1]	$707.6	$663.3	$2,362.1	$2,166.5

Amortization of other purchased and internally developed software	4.7	4.8	18.1	18.5
Depreciation	33.3	32.3	136.1	130.8
EBITDA	$745.6	$700.4	$2,516.3	$2,315.8

EBITA	$707.6	$663.3	$2,362.1	$2,166.5
Real estate and other repositioning costs[2]	—	—	57.8	191.5
Gain on disposition of subsidiary[2]	—	—	—	(78.8)
Acquisition transaction costs[2]	14.6	14.5	14.6	14.5
EBITA - Adjusted[1,2]	$722.2	$677.8	$2,434.5	$2,293.7

Revenue	$4,322.2	$4,060.9	$15,689.1	$14,692.2

Non-GAAP Measures:
EBITA[1]	$707.6	$663.3	$2,362.1	$2,166.5
EBITA Margin[1]	16.4%	16.3%	15.1%	14.7%
EBITA - Adjusted[1,2]	$722.2	$677.8	$2,434.5	$2,293.7
EBITA Margin - Adjusted[1]	16.7%	16.7%	15.5%	15.6%

1)    See Note 6 on page 14 for the definition of EBITA.
2)     See Notes 3-5 on page 14.
The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITDA, EBITA, and EBITA - Adjusted. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. The above table also presents Non-GAAP adjustments to EBITA to present EBITA - Adjusted for the periods presented. Accordingly, we believe EBITA, EBITA Margin, EBITA - Adjusted, and EBITA Margin - Adjusted are useful measures for investors to evaluate the comparability of the performance of our business year to year.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended December 31,
	Reported 2024	Non-GAAP Adj. (1)	Non-GAAP 2024 Adj.	Reported 2023	Non-GAAP Adj. (1)	Non-GAAP 2023 Adj.
Revenue	$4,322.2	$—	$4,322.2	$4,060.9	$—	$4,060.9

Operating Expenses[1]	3,636.9	(14.6)	3,622.3	3,414.2	(14.5)	3,399.7
Operating Income	685.3	14.6	699.9	646.7	14.5	661.2
Operating Income Margin	15.9%		16.2%	15.9%		16.3%

	Full Year
	Reported 2024	Non-GAAP Adj. (1)	Non-GAAP 2024 Adj.	Reported 2023	Non-GAAP Adj. (1)	Non-GAAP 2023 Adj.
Revenue	$15,689.1	$—	$15,689.1	$14,692.2	$—	$14,692.2

Operating Expenses[1]	13,414.5	(72.4)	13,342.1	12,587.5	(127.2)	12,460.3
Operating Income	2,274.6	72.4	2,347.0	2,104.7	127.2	2,231.9
Operating Income Margin	14.5%		15.0%	14.3%		15.2%

	Three Months Ended December 31,				Full Year
	2024		2023		2024		2023
	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted
Net Income - Omnicom Group Inc. - Reported	$448.0	$2.26	$425.7	$2.13	$1,480.6	$7.46	$1,391.4	$6.91
Real estate and other repositioning costs[1]	—	—	—	—	42.9	0.22	145.5	0.72
Gain on disposition of subsidiary[1]	—	—	—	—	—	—	(55.9)	(0.28)
Acquisition transaction costs[1]	13.1	0.07	13.0	0.07	13.1	0.06	13.0	0.06
Amortization of acquired intangible assets and internally developed strategic platform assets (after-tax)[2]	16.5	0.08	12.2	0.06	64.7	0.32	45.7	0.23
Non-GAAP Net Income - Omnicom Group Inc. - Adjusted[2,3]	$477.6	$2.41	$450.9	$2.26	$1,601.3	$8.06	$1,539.7	$7.64
1)    See Notes 3-5 on page 14.
2)    Beginning with the first quarter of 2024, Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
3)     Weighted-average diluted shares for the three months ended December 31, 2024 and 2023 were 198.4 million and 199.5 million, respectively. Weighted-average diluted shares for the years ended December 31, 2024 and 2023 were 198.6 million and 201.4 million, respectively. The above tables reconcile the GAAP financial measures of Operating Income, Net Income - Omnicom Group Inc., and Net Income per Share - Diluted to adjusted Non-GAAP financial measures of Non-GAAP Operating Income - Adjusted, Non-GAAP Net Income-Omnicom Group Inc. - Adjusted and Non-GAAP Adjusted Net Income per Share - Diluted. Management believes these Non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business year to year.

NOTES:

1)    Net Income and Net Income per Share for Omnicom Group Inc.
2)     See non-GAAP reconciliations starting on page 12.
3)    For the twelve months ended December 31, 2024, operating expenses included $57.8 million ($42.9 million after-tax) of repositioning costs, primarily related to severance, recorded in the second quarter of 2024. Included in selling, general and administrative expenses in the fourth quarter of 2024 are acquisition transaction costs of $14.6 million ($13.1 million after-tax), related to the proposed merger with IPG. The net impact of these items reduced operating income for 2024 by $72.4 million ($56.0 million after-tax) and reduced diluted net income per share - Omnicom Group Inc. by $0.28.
4)    There were no repositioning costs impacting the three months ended December 31, 2024 or the three months ended December 31, 2023.
5)    For the twelve months ended December 31, 2023, operating expenses included real estate operating lease impairment charges, severance and other exit costs of $191.5 million ($145.5 million after-tax) related to repositioning actions we took in the first and second quarters of 2023 to reduce our real estate requirements, rebalance our workforce, and consolidate operations in certain markets. In addition, in the second quarter of 2023, we recorded a gain of $78.8 million ($55.9 million after-tax) on the disposition of certain of our research businesses in the Execution & Support discipline. Included in the fourth quarter of 2023 within selling, general and administrative expenses are acquisition transaction costs of $14.5 million ($13.0 million after-tax), primarily related to the purchase of Flywheel Digital in January 2024. The net impact of these items reduced operating income for 2023 by $127.2 million ($102.6 million after-tax) and reduced diluted net income per share - Omnicom Group Inc. by $0.50.
6)    Beginning with the first quarter of 2024, we define EBITA as earnings before interest, taxes and amortization of acquired intangible assets and internally developed strategic platform assets. As a result, we reclassified the prior year periods to be consistent with the revised definition, which reduced EBITA from previously reported amounts.